Exhibit 10.11

INVESTORS RIGHTS AGREEMENT

by and among

ECMOHO LIMITED,

BEHEALTH LIMITED,

UHEALTH LIMITED,

ECMOHO (HONG KONG) HEALTH TECHNOLOGY LIMITED,

SHANGHAI ECMOHO HEALTH BIOTECHNOLOGY CO., LTD.,

WANG YING,

ZENG QINGCHUN

and

EACH OF THE INVESTORS LISTED ON EXHIBIT A HERETO

Dated as of August 7, 2018

TABLE OF CONTENTS

		Page
ARTICLE I.

INTRODUCTORY MATTERS

1.1	Defined Terms	2
1.2	Interpretation; Construction	8

ARTICLE II.

DEMAND REGISTRATION

2.1	Right to Request Demand Registration	8
2.2	Effective Demand Registration	8
2.3	Number of Demand Registrations	9
2.4	Selection of Underwriters	9
2.5	Priority on Demand Registrations	9
2.6	Effective Period of Demand Registrations	9

ARTICLE III.

PIGGYBACK REGISTRATION

3.1	Right to Request a Piggyback Registration	9
3.2	Selection of Underwriters	10
3.3	Priority on Primary Piggyback Registrations	10
3.4	Priority on Secondary Piggyback Registrations	10
3.5	Basis of Participation	11

ARTICLE IV.

F-3 REGISTRATION

4.1	Right to Request F-3 Registration	11
4.2	Effective F-3 Registration	11
4.3	Number of F-3 Registrations	11
4.4	Selection of Underwriters	11
4.5	Priority on F-3 Registrations	12
4.6	Effective Period of F-3 Registrations	12

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ARTICLE V.

SUSPENSION PERIOD

5.1	Suspension Period	12
5.2	Additional Registration Rights	13

ARTICLE VI.

REGISTRATION EXPENSES

6.1	Registration Expenses	13
6.2	Termination of Registration Rights	13

ARTICLE VII.

MANAGEMENT AND INFORMATION RIGHTS

7.1	Delivery of Financial Statements	13
7.2	Inspection Rights	14
7.3	Termination of Information Rights	14
7.4	Confidentiality	15

ARTICLE VIII.

RIGHTS AND RESTRICTIONS REGARDING SHARE TRANSFERS

8.1	Right of First Offer	15
8.2	Right of First Refusal	16
8.3	Co-Sale Right	18
8.4	Prohibited Transfers	19
8.5	Restrictions on Issuance by Group Company	20
8.6	Founder Transfers	20
8.7	Termination of Rights and Restrictions	20

ARTICLE IX.

DRAG-ALONG OBLIGATION

9.1	Drag-Along Rights	20
9.2	Termination of Drag-Along Rights	22

ARTICLE X.

GOVERNANCE AND ADDITIONAL COVENANTS

10.1	Board of Directors	22
10.2	Matters Requiring Requisite Approval	23

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10.3	Matters Requiring Approval of the Board of Directors	24
10.4	Insurance	25
10.5	Termination of Covenants	25

ARTICLE XI.

CONFIDENTIALITY

11.1	Confidentiality	25
11.2	Damages Not an Adequate Remedy	27
11.3	Survival	27

ARTICLE XII.

NON-COMPETITION; NON-SOLICITATION

12.1	Non-Competition	27
12.2	Non-Solicitation	28

ARTICLE XIII.

MISCELLANEOUS AND GENERAL

13.1	Amendment; Waiver	28
13.2	Counterparts	29
13.3	Governing Law and Venue; Specific Performance	29
13.4	Notices	30
13.5	Entire Agreement	31
13.6	No Third-Party Beneficiaries	31
13.7	Severability	31
13.8	Assignment	31
13.9	Fulfillment of Obligations	32
13.10	Termination	32

Exhibit A:	Schedule of Investors

Exhibit B:	Form of Joinder Agreement

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INVESTORS RIGHTS AGREEMENT

THIS INVESTORS RIGHTS AGREEMENT (including the exhibits hereto, this “Agreement”), dated as of August 7, 2018 (the “Execution Date”), is made by and among:

1.	ECMOHO Limited (the “Company”), an exempted company incorporated under the laws of the Cayman Islands;

2.	ECMOHO (Hong Kong) Health Technology Limited (“ECMOHO Hong Kong”), a limited company incorporated under the laws of Hong Kong;

3.	Shanghai ECMOHO Health Biotechnology Co., Ltd. (上海易恒健康生物科技有限公司) (“ECMOHO Shanghai”), a limited liability company established under the laws of the People’s Republic of China;

4.	Founders (as defined below) and Founder Holding Companies (as defined below); and

5.	each of the investors listed on Exhibit A, as amended from time to time, attached to this Agreement (each, an “Investor” and together, the “Investors”).

The Company, ECMOHO Hong Kong, ECMOHO Shanghai and their respective Subsidiaries (as defined below) are referred to collectively herein as the “Group Companies”, and each a “Group Company”. “Group” refers to all the Group Companies collectively. All of the signatories to this Agreement are collectively referred to as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, CID Greater China Fund V, L.P. (“CID”), STCH Investment Inc. (“STCH”, and together with CID, the “Round A Investors”), certain other investors and Shanghai ECMOHO Health Biotechnology Co, Ltd. (“ECMOHO Shanghai”) are parties to a shareholders agreement, dated as of August 18, 2015 (the “Round A Shareholders Agreement”);

WHEREAS, Smart Warrior Limited, CID, STCH, Shanghai Yihao Enterprise Management Partnership (Limited Partnership) (上海奕好企业管理合伙企业(有限合伙)), together, the “Round B Investors”), certain other investors and ECMOHO Shanghai are parties to a shareholders agreement, dated as of April 19, 2016 (the “Round B Shareholders Agreement”);

WHEREAS, on August 7, 2018, the Company issued certain number of shares of Class A Ordinary Shares to Best Winner Limited, Lake Zurich Partners Limited and Liberal Rich Limited;

WHEREAS, on August 7, 2018, the Company issued certain number of shares of Class B Ordinary Shares to the Founder Holding Companies (as defined below);

WHEREAS, the Round A Investors, the Round B Investors and the Company (or their respective affiliates) are parties to a share subscription agreement, dated as of August 7, 2018 (the “Round A and B Share Subscription Agreement”), pursuant to which the Company agreed to sell, and each of the Round A Investors and Round B Investors agreed to subscribe for, that number of Class A-1 and Class A-2 Ordinary Shares of the Company, set forth opposite such Round A Investor’s or Round B Investor’s name on exhibit A thereto;

WHEREAS, the Company and certain of the Investors (the “Round C Investors”) are parties to a Series A preferred share purchase agreement, dated as of August 2, 2018 (the “Series A Share Purchase Agreement”), pursuant to which the Company agreed to sell, and the Round C Investors agreed to purchase, that number of shares of Series A Preferred Shares of the Company (the “Series A Preferred Shares”), set forth opposite such Round C Investor’s name on exhibit A thereto;

WHEREAS, Behealth Limited, Delta Capital Growth Fund II, L.P. and 李水莲 have entered into an ordinary share purchase agreement, dated as of August 2, 2018 (the “Ordinary Share Purchase Agreement”), pursuant to which Behealth Limited agreed to sell, and each of Delta Capital Growth Fund II, L.P. and 李水莲 agreed to purchase, a certain number of shares of Class A Ordinary Shares of the Company; and

WHEREAS, the Parties desire to address certain relationships among themselves with respect to registration rights and certain other matters.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

1.1    Defined Terms. As used in this Agreement:

(a)    “ADSs” are American depositary shares of the Company;

(b)    “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person;

(c)    “Affiliate Investor”, and collectively, “Affiliate Investors”, mean CID, STCH and Delta, (i) in the case of CID or STCH, so long as it owns at least 50% of the Shares that CID or STCH, as applicable, owns immediately following the closing of the Round A and B Share Subscription Agreement, and (ii) in the case of Delta, so long as it owns at least 50% of the Shares that Delta owns immediately following the closing of the Series A Share Purchase Agreement.

(d)    “Affiliate Transferee” has the meaning set forth in Section 13.8;

(e)    “Agreement” has the meaning set forth in the Preamble;

(f)    “Arbitration Rules” means the arbitration rules of the Hong Kong International Arbitration Centre;

(g)    “Arbitrator” has the meaning set forth in Section 13.3(b);

(h)    “Big 4 Accounting Firm” refers to any of Deloitte Touche Tohmatsu Limited, Ernst & Young, KPMG and PricewaterhouseCoopers;

(i)    “Board of Directors” means the board of directors of the Company;

(j)    “Budget” has the meaning set forth in Section 7.1(c);

(k)    “Business Day”, and collectively, “Business Days”, mean a day (other than a Saturday or Sunday or public holiday) on which banks are open for general corporate business in each of Shanghai, People’s Republic of China; George Town, Cayman Islands; Hong Kong; and New York, United States of America;

(l)    “CID” means CID Greater China Fund V, L.P.;

(m)    “Class A Ordinary Share” means a class A ordinary share in the capital of the Company, par value of US$0.00001 per share;

(n)    “Class B Ordinary Share” means a class B ordinary share in the capital of the Company, par value of US$0.00001 per share;

(o)    “Company” has the meaning set forth in the Preamble;

(p)    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the health and wellness related e-commerce industry in the Chinese market, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor;

(q)    “Constitutive Documents” means, with respect to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, bylaws, trust deed, trust instrument, or equivalent documents, in each case as amended; and means, with respect to limited liability companies of the People’s Republic of China, articles of association or equivalent documents;

(r)    “Control”, including the correlative terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise;

(s)    “Deemed Liquidation Event” has the meaning set forth in the Memorandum and Articles;

(t)    “Delta” means Delta Capital Growth Fund II, L.P.;

(u)    “Demand Registration” has the meaning set forth in Section 2.1;

(v)    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

(w)    “Designated Holders” means each of the Investors and each of their respective Affiliate Transferees;

(x)    “ECMOHO Hong Kong” means ECMOHO (Hong Kong) Health Technology Limited, a limited company established under the Laws of Hong Kong;

(y)    “ECMOHO Shanghai” means Shanghai ECMOHO Health Biotechnology Co, Ltd. (上海易恒健康生物科技有限公司), a limited liability company established under the Laws of the PRC;

(z)    “Employee Share Option Plan” means the 2018 Employee Share Option Plan duly adopted by the Board of Directors and approved by the Company;

(aa)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(bb)    “Execution Date” has the meaning set forth in the Preamble;

(cc)    “F-3 Registration” has the meaning set forth in Section 4.1;

(dd)    “Founders” means Ying WANG (王影) (PRC identification number: *** and Qingchun Zeng(曾庆春) (PRC identification number: ***);

(ee)    “Founder Holding Companies” means Behealth Limited and Uhealth Limited;

(ff)    “Fully Exercising Investor” has the meaning set forth in Section 8.1(b);

(gg)    “Governmental Entity” means any U.S. or non-U.S. governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity;

(hh)    “HKIAC” means the Hong Kong International Arbitration Centre;

(ii)    “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board;

(jj)    “Investor” has the meaning set forth in the Preamble;

(kk)    “Investor Beneficial Owners” has the meaning set forth in Section 8.1;

(ll)    “Investor Director”, and collectively, “Investor Directors”, means any of the Preferred Share Director, the Round A Director and the Round B Director.

(mm)    “Investor Share”, and collectively, “Investor Shares”, means any Share held by an Investor.

(nn)    “Law”, and collectively, “Laws”, mean any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity;

(oo)    “Maximum Offering Size” has the meaning set forth in Section 2.5;

(pp)    “Memorandum and Articles” means the memorandum of association and articles of association of the Company adopted by a special resolution of the shareholders of the Company on August 2, 2018;

(qq)    “New Securities” means equity securities issued by the Company after the date hereof; provided that securities created pursuant to a stock split, dividend or other subdivision of Ordinary Shares are not New Securities;

(rr)    “Offer Notice” has the meaning set forth in Section 8.1(a);

(ss)    “Offered Shares” has the meaning set forth in Section 8.2(a);

(tt)    “Ordinary Shares” means the ordinary shares of the Company, including the Class A Ordinary Shares and the Class B Ordinary Shares;

(uu)    “Ordinary Share Purchase Agreement” has the meaning set forth in the Recitals;

(vv)    “Original Shares” means ordinary shares with a par value of US$0.0001 each in the capital of the Company;

(ww)    “Party” has the meaning set forth in the Preamble;

(xx)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity;

(yy)    “Piggyback Registration” has the meaning set forth in Section 3.1;

(zz)    “Preferred Share Director” means Greg Ye, as the member of the Board of Directors appointed by the Round C Investors;

(aaa)    “Proposed ROFR Seller” has the meaning set forth in Section 8.2(a);

(bbb)    “Proposed ROFR Purchaser” has the meaning set forth in Section 8.2(a);

(ccc)    “Qualified IPO” means a firm-commitment underwritten initial public offering by the Company of its Ordinary Shares (or the ADSs thereof) on the New York Stock Exchange or NASDAQ Stock Market in the United States, the Hong Kong Stock Exchange or any other exchange in any other jurisdiction (or any combination of such exchanges and jurisdictions) acceptable to the Company, in any case with a pre-initial public offering valuation of at least US$600,000,000 and with aggregate offering proceeds (before deduction of underwriting fees, commissions or expenses) to the Company of not less than US$120,000,000 (or any cash proceeds of other currency of equivalent value);

(ddd)    “Registrable Investor Shares” means, the Investor Shares and any other securities issued or issuable with respect to such Investor Shares by way of a share split, share dividend, recapitalization, exchange or similar event or otherwise; provided, however, that as to any Investor Share, such Share shall cease to be a Registrable Investor Share when: (i) a Registration Statement (as defined herein) covering such Registrable Investor Share has been declared effective and such Registrable Investor Share has been disposed of pursuant to such effective Registration Statement; (ii) such Registrable Investor Share shall have been sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) such Registrable Investor Share is otherwise transferred in a private transaction and is no longer held by any Investor; or (iv) such Registrable Investor Share ceases to be outstanding;

(eee)    “Registrable Shares” means, at any time: (i) any of the Registrable Investor Shares; and (ii) any Ordinary Shares not previously issued to the public and currently held or hereafter acquired by a Designated Holder, and any other securities issued or issuable with respect to such Ordinary Shares by way of a share split, share dividend, recapitalization, exchange or similar event or otherwise; provided, however, that as to any Investor Share, such Investor Share shall cease to be a Registrable Investor Share when: (i) a Registration Statement (as defined herein) covering such Registrable Investor Share has been declared effective and such Registrable Investor Share has been disposed of pursuant to such effective Registration Statement; (ii) such Registrable Investor Share shall have been sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) such Registrable Investor Share is otherwise transferred in a private transaction and is no longer held by any Investor; or (iv) such Registrable Investor Share ceases to be outstanding;

(fff)    “Registration Statement” means any registration statement filed pursuant to the Securities Act;

(ggg)    “Requisite Approval” means the consent of at least fifty-five percent (55%) of the voting power of the Investors;

(hhh)    “ROFR Closing” has the meaning set forth in Section 8.2(c);

(iii)    “ROFR Holder” means each of the Investors and any of its Affiliates and its permitted assignees to whom its rights under Section 8.2 have been duly assigned in accordance with this Agreement;

(jjj)    “ROFR Notice” has the meaning set forth in Section 8.2(a);

(kkk)    “ROFR Offer” has the meaning set forth in Section 8.2(b);

(lll)    “Round A Director” means any member of the Board of Directors appointed by the Round A Investors;

(mmm)    “Round A Investor”, and collectively, “Round A Investors”, have the meaning set forth in the Recitals;

(nnn)    “Round A Shareholders Agreement” has the meaning set forth in the Recitals;

(ooo)    “Round A and B Share Subscription Agreement” has the meaning set forth in the Recitals;

(ppp)    “Round B Director” means any member of the Board of Directors appointed by the Round B Investors;

(qqq)    “Round B Investor”, and collectively, “Round B Investors”, have the meaning set forth in the Recitals;

(rrr)    “Round B Shareholders Agreement” has the meaning set forth in the Recitals;

(sss)    “Round C Investor”, and collectively, “Round C Investors”, have the meaning set forth in the Preamble;

(ttt)    “SEC” means the U.S. Securities and Exchange Commission;

(uuu)    “Securities Act” means the U.S. Securities Act of 1933, as amended;

(vvv)    “Series A Preferred Shares” has the meaning set forth in the Recitals;

(www)    “Shares” means any of the issued and outstanding shares of all classes of share capital of the Company;

(xxx)    “STCH” means STCH Investment Inc.;

(yyy)    “Subsidiary”, and collectively, “Subsidiaries”, mean, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations, variable interest entities or other entities controlled by such Person directly or indirectly through one or more intermediaries;

(zzz)    “Suspension Period” has the meaning set forth in Section 5.1(a);

(aaaa)    “Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

(bbbb)    “Taxing Authority” means any taxing or other authority competent to impose any liability in respect of Tax or responsible for the administration and/or collection of Tax or enforcement of any law in relation to Tax;

(cccc)    “U.S. Dollars” or “US$” means United States dollars, the lawful currency of the United States of America; and

(dddd)    “U.S. GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.2    Interpretation; Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an annex, exhibit or section, such reference shall be to an annex, exhibit or section to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II.

DEMAND REGISTRATION

2.1    Right to Request Demand Registration. Subject to the provisions hereof, so long as an Affiliate Investor continues to be an Affiliate of the Company, such Affiliate Investor may, upon the request of holders of at least twenty-five percent (25%) of the Registrable Shares, at any time commencing the earlier of: (i) one hundred eighty (180) days after a Qualified IPO or (ii) the fifth (5th) anniversary of the Execution Date, request registration under the Securities Act, of all or part of the Registrable Investor Shares separate from an F-3 Registration (a “Demand Registration”); provided, however, that the Company shall not be obligated to effect a Demand Registration if the Affiliate Investor and any Designated Holders that have requested the opportunity to include Registrable Shares in the Demand Registration pursuant to this Agreement propose to sell Registrable Shares at an aggregate price (based on the then-current market prices) to the public of less than US$50,000,000.

2.2    Effective Demand Registration. Subject to the provisions of this Article II and Section 5.1, the Company shall use reasonable efforts to: (i) publicly file with the SEC, no more than one hundred twenty (120) days after receipt of an Affiliate Investor’s request pursuant to Section 2.1, a Registration Statement registering, subject to Section 2.6, such number of Registrable Investor Shares as requested by any Affiliate Investor to be so registered pursuant to Section 2.1; and (ii) cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

2.3    Number of Demand Registrations. Each Affiliate Investor may request up to two (2) Demand Registrations. The Company shall not count a request for registration as a Demand Registration for purposes of this Section 2.3 unless and until the Registration Statement filed with the SEC pursuant to such request has become effective or as otherwise specified in Section 2.6 or Section 5.1.

2.4    Selection of Underwriters. The Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

2.5    Priority on Demand Registrations. If the managing underwriters of the Demand Registration advise the Company and the Affiliate Investor that in their opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per Share of the Registrable Shares proposed to be sold in such underwritten offering) (the “Maximum Offering Size”), the Company shall include in such Demand Registration the number of Registrable Shares requested to be included therein by the Affiliate Investor and the Designated Holders pro rata among all such Affiliate Investor and Designated Holders, such that the aggregate number of Shares (including any Registrable Shares) proposed to be registered by the Company and all such holders does not exceed the Maximum Offering Size.

2.6    Effective Period of Demand Registrations. The Company shall use reasonable efforts to keep any Demand Registration continuously effective for a period equal to thirty (30) days from the date on which the Registration Statement is declared effective by the SEC or such shorter period that shall terminate when all of the Registrable Investor Shares covered by such Demand Registration have been sold. If the Company shall withdraw any Demand Registration pursuant to Section 5.1 before the earlier of: (i) the date when such thirty (30) days end; and (ii) the date when all of the Registrable Investor Shares covered by such Demand Registration have been sold pursuant thereto, the Affiliate Investor shall be entitled to a replacement Demand Registration, which shall be subject to all of the provisions of this Agreement.

ARTICLE III.

PIGGYBACK REGISTRATION

3.1    Right to Request a Piggyback Registration. If the Company proposes to register any Shares under the Securities Act (a “Piggyback Registration”) (other than on a Registration Statement on Form F-4, Form S-4, Form F-8 or Form S-8) at any time until the first date on which there are no Registrable Investor Shares outstanding, whether for its own account or for the account of one or more holders of Shares (excluding any Demand Registration pursuant to Article II, which shall be governed exclusively by Article II, and any F-3 Registration pursuant to Article IV, which shall be governed exclusively by Article IV), and the form of Registration Statement is suitable for the registration of Registrable Investor Shares, the Company shall give written notice to the Affiliate Investors at least ten (10) days before the anticipated filing date of its intention to effect such a registration and, subject to Section 3.3, Section 3.4 and Section 3.5, shall include in such Registration Statement and in any offering of Shares to be made pursuant to that Registration Statement such number of Registrable Investor Shares that the Affiliate Investor may request in writing to the Company to be included in the Registration Statement; provided that such written request by an Affiliate Investor must be made no later than five (5) days after receipt by the Affiliate Investor of the notice and the Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw the Piggyback Registration for any reason at any time prior to the pricing thereof. There shall be no limit on the number of times any Investor may request registration of Registrable Investor Shares under this Section 3.1.

3.2    Selection of Underwriters. The Company shall have the right to select the managing underwriter or underwriters to administer any underwritten offering pursuant to any Piggyback Registration.

3.3    Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of Shares (including any Registrable Shares) proposed to be included in such Piggyback Registration exceeds the Maximum Offering Size, the Company shall include in such Piggyback Registration:

(a)    first, such number of Shares the Company proposes to include in the Piggyback Registration; and

(b)    second, to the extent the number of Shares included in the Piggyback Registration under clause (a) is:

(i)    less than the Maximum Offering Size, the number of Registrable Investor Shares requested to be included therein by the Affiliate Investor in an aggregate amount not to exceed the Maximum Offering Size less the Shares included under clause (i), such that the sum of the Shares proposed under clause (a) plus the number of Registrable Investor Shares proposed to be registered under clause (b) does not exceed the Maximum Offering Size; and

(ii)    greater than or equal to the Maximum Offering Size, the number of Registrable Investor Shares requested to be included therein by the Affiliate Investor in an aggregate amount not to exceed the Maximum Offering Size.

3.4    Priority on Secondary Piggyback Registrations. Subject to Section 3.3, if a Piggyback Registration is initiated as a secondary underwritten registration on behalf of the holders of Shares, and the managing underwriters advise the Company that in their opinion the number of Shares (including any Registrable Shares) proposed to be included in such Piggyback Registration exceeds the Maximum Offering Size, the Company shall include in such Piggyback Registration the number of Registrable Shares requested to be included therein by the Affiliate Investor and the Designated Holders and the number of Shares requested, and agreed by the Company, to be included therein by the holders of Shares, pro rata among all such holders, such that the aggregate number of Shares (including any Registrable Shares) proposed to be registered by the Company and all such holders does not exceed the Maximum Offering Size.

3.5    Basis of Participation. No Affiliate Investor may sell Registrable Investor Shares in any offering pursuant to a Piggyback Registration unless it: (i) agrees to sell such Registrable Investor Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any holders of Shares (including Registrable Shares) involved in such Piggyback Registration; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

ARTICLE IV.

F-3 REGISTRATION

4.1    Right to Request F-3 Registration. Subject to the provisions hereof and the eligibility of the Company to use Form F-3, an Affiliate Investor may at any time commencing twelve (12) months after the Execution Date request that the Company file a Registration Statement on Form F-3 (or an amendment or supplement to an existing Registration Statement on Form F-3) for a public offering of all or such portion of the Registrable Investor Shares owned and designated by such Affiliate Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “F-3 Registration”); provided, however, that the Company shall not be obligated to effect an F-3 Registration if the Affiliate Investor together with any Designated Holders that have requested the opportunity to include Registrable Shares in the F-3 Registration pursuant to this Agreement propose to sell Registrable Shares at an aggregate price (based on the then-current market prices) to the public of less than US$15,000,000.

4.2    Effective F-3 Registration. Subject to the provisions of this Article IV and Section 5.1, the Company shall use reasonable efforts to: (i) publicly file with the SEC, no more than ninety (90) days after receipt of an Affiliate Investor’s request pursuant to Section 4.1, a Registration Statement on Form F-3 registering, subject to Section 4.5, such number of Registrable Investor Shares as requested by the Affiliate Investor to be so registered pursuant to Section 4.1; and (ii) cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

4.3    Number of F-3 Registrations. Except as otherwise provided herein, there shall be no limit on the number of times that the Affiliate Investor may request an F-3 Registration, except that no more than one (1) F-3 Registration may be requested within any 12-month period. The Company shall not deem any registration requested by the Affiliate Investor pursuant to Section 4.1 to be a Demand Registration for purposes of Section 2.3.

4.4    Selection of Underwriters. The Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

4.5    Priority on F-3 Registrations. If the managing underwriters of the requested F-3 Registration advise the Company and the Affiliate Investor that in their opinion the number of Registrable Shares proposed to be included in the F-3 Registration exceeds the Maximum Offering Size, the Company shall include in such F-3 Registration the number of Registrable Shares requested to be included therein by the Affiliate Investor and the Designated Holders pro rata among all such Affiliate Investor and Designated Holders, such that the aggregate number of Shares (including any Registrable Shares) proposed to be registered by the Company and all such holders does not exceed the Maximum Offering Size.

4.6    Effective Period of F-3 Registrations. The Company shall use reasonable efforts to keep any F-3 Registration effective until the earlier of: (i) the date that all of the Registrable Investor Shares covered by such F-3 Registration have been sold; and (ii) the date as of which the Affiliate Investor is permitted to sell its Registrable Investor Shares without registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder.

ARTICLE V.

SUSPENSION PERIOD

5.1    Suspension Period.

(a)    The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an F-3 Registration or (ii) prior to the pricing of any offering of Registrable Investor Shares pursuant to a Demand Registration or an F-3 Registration, delay such offering (and, if it so chooses, withdraw any Registration Statement that has been filed) if any Founder, in consultation with the Board of Directors, determines in good faith (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the best interests of the Company or its shareholders or (y) that the registration or offering to be delayed would, if not delayed, materially and adversely affect the Company, taken as a whole, or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 5.1(a) is herein called a “Suspension Period”.

(b)    If pursuant to Section 5.1(a) the Company delays a Demand Registration or withdraws a Registration Statement, as the case may be, requested by any Investor, then such Investor shall be entitled to withdraw such request and such request shall not count against the limitations on registrations set forth in Section 2.3. The Company shall provide prompt written notice to such Investor of the commencement and termination of any Suspension Period and any withdrawal of a Registration Statement pursuant to Section 5.1(a). Such Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Investor Shares during each Suspension Period. In no event shall: (i) the Company deliver notice of a Suspension Period to any Investor more than three times in any 12-month period; or (ii) a Suspension Period or Suspension Periods be in effect for ninety (90) consecutive days or more in any 12-month period.

5.2    Additional Registration Rights. The Company agrees not to grant registration or offering rights senior to those granted to the Affiliate Investors to any other holder of the Company’s securities without the prior approval of a majority of the Affiliate Investors.

ARTICLE VI.

REGISTRATION EXPENSES

6.1    Registration Expenses. The Company shall bear all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, (ii) fees and expenses of compliance with securities Laws, (iii) printing expenses, (iv) fees and disbursements of counsel for the Company, (v) all independent certified public accountants and other Persons retained by the Company and (vi) all “road show” expenses incurred in respect of any underwritten offering, including all costs of travel, lodging and meals (such expenses, the “Registration Expenses”). Each Investor participating in a registration shall bear such Investor’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all underwriting discounts and commissions associated with any sale of Registrable Investor Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing it, any share transfer taxes and duties, and ADS conversion fees, if any.

6.2    Termination of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the Company’s obligations under Article II through VI (inclusive) with respect to any Affiliate Investor, shall automatically terminate at the date on which, in the opinion of counsel to the Company, all Registrable Investor Shares may be sold without registration and without regard to any volume limitation requirement pursuant to Rule 144 promulgated under the Securities Act.

ARTICLE VII.

MANAGEMENT AND INFORMATION RIGHTS

7.1    Delivery of Financial Statements. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds any shares of the Company, the Company shall deliver to each Investor, provided that the Board of Directors has not reasonably determined that such Investor is a Competitor of the Company:

(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) an income statement for such year, and (iii) a statement of cash flows for such year, all such financial statements prepared in accordance with U.S. GAAP or IFRS, audited and certified by independent public accountants of a Big 4 Accounting Firm selected by the Company;

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarters of the Company (i) an unaudited balance sheet as of the end of such quarter, (ii) an unaudited income statement for such quarter, and (iii) an unaudited statement of cash flows for such quarter prepared in accordance with U.S. GAAP or IFRS; and

(c)    as soon as practicable, but in any event within ten (10) days after the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors, including balance sheets, income statements and statements of cash flow and, promptly after prepared, any other budgets or revised budgets prepared by the Company and approved by the Board of Directors.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 7.1 to the contrary, the Company may cease providing the information set forth in this Section 7.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a Registration Statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such Registration Statement and related offering; provided that the Company’s covenants under this Section 7.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such Registration Statement to become effective.

7.2    Inspection Rights. The Company shall permit each Affiliate Investor to (a) visit and inspect the headquarter of the Company and (b) discuss the business, affairs, finances and accounts of the Group with officers of the Company, in each case during normal business hours and in such a manner so as not to unreasonably interfere with the normal operations of the Group Companies, provided that each Affiliate Investor shall not exercise such rights more than twice a year.

7.3    Termination of Information Rights. The covenants set forth in Section 7.1 and Section 7.2 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount (as defined in the Memorandum and Articles) and the remaining assets distribution as provided in the Memorandum and Articles., whichever event occurs first.

7.4    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a Registration Statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 7.4; (iii) to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

ARTICLE VIII.

RIGHTS AND RESTRICTIONS REGARDING SHARE TRANSFERS

8.1    Right of First Offer. Subject to the terms and conditions of this Section 8.1 and applicable securities Laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Investors. Each Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of the Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement as an “Investor” under such agreement (provided that any Competitor as reasonably determined by the Board of Directors shall not be entitled to any rights under Sections 7.1, 7.2 and 8.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Investor holding the fewest number of Investor Shares and any other Derivative Securities.

(a)    The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within thirty (30) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Ordinary Shares then held by such Investor (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Shares and any other Derivative Securities then held by such Investor) bears to the total Ordinary Shares of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Shares and any other Derivative Securities then outstanding). At the expiration of such 30-day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the 10-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which the Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Series A Preferred Shares and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Shares and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 8.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 8.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 8.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Section 8.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 8.1.

(d)    The right of first offer in this Section 8.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Constitutive Documents), (ii) Ordinary Shares issued in an initial public offering and (iii) equity securities of the Company issued under the Employee Share Option Plan.

8.2    Right of First Refusal.

(a)    Notice of Offer. If any holder of Shares (the “Proposed ROFR Seller”) intends to sell all or any part of the Shares it owns pursuant to a bona fide offer to buy from a Person (the “Proposed ROFR Purchaser”), the Proposed ROFR Seller shall submit a written notice (the “ROFR Notice”) to the Company and the Investors stating the name of the Proposed ROFR Purchaser, the number of Shares proposed to be sold (the “Offered Shares”), the material terms and conditions, including price, of the proposed sale. The Company shall have fifteen (15) Business Days from the date of the Proposed ROFR Seller issues the ROFR Notice, which shall be irrevocable for such time, to provide a written offer to the Proposed ROFR Seller to purchase all or any portion of the Offered Shares on terms, including price, no less favorable to the Proposed ROFR Seller than those reflected in the ROFR Notice.

(b)    Exercise of Right of First Refusal. If the Company has not elected to purchase all of the Offered Shares, the Company shall inform the Investors, within fifteen (15) Business Days after the ROFR Notice has been delivered to the Company, in writing of the number of Offered Shares that it has elected not to purchase, and each Investor that has received such notice from the Company shall have forty-five (45) Business Days from the date the Proposed ROFR Seller issues the ROFR Notice (the “ROFR Holders’ First Refusal Period”), which shall be irrevocable for such time, to provide a written offer to the Company and the Proposed ROFR Seller to purchase all or part of the remaining of the Offered Shares on terms, including price, no less favorable to the Proposed ROFR Seller than those reflected in the ROFR Notice (the “ROFR Offer”). Any ROFR Offer shall be irrevocable by the offering Investor and shall constitute a binding agreement. Each ROFR Holder shall have the right to purchase that number of the Offered Shares, equivalent to the product obtained by multiplying the aggregate number of the Offered Shares, by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such ROFR Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all ROFR Holders at the time of the transaction who have the right of first refusal to purchase the applicable shares and have elected to participate in such right of first refusal purchase.

(c)    Closing. The closing of any purchase of shares of the Company by a ROFR Holder pursuant to this Section 8.2(c) (the “ROFR Closing”) shall occur on such date as may be agreed by such ROFR Holder and the Proposed ROFR Seller, but in no event later than seventy-five (75) Business Days after the date on which the ROFR Notice is deemed to have been accepted. At the ROFR Closing, if all necessary conditions of the ROFR Closing have been satisfied or waived: (i) the Proposed ROFR Seller shall deliver to such ROFR Holder (x) an instrument of transfer executed by the Proposed ROFR Seller in favor of the ROFR Holder and (y) either an extract of the register of shareholders of the Company, dated as of the date of the ROFR Closing and duly certified by the registered office provider of the Company, evidencing the ROFR Holder’s ownership of the Offered Shares set out in the ROFR Offer or a certificate or certificates representing the Offered Shares; and (ii) the ROFR Holder shall deliver to the Proposed ROFR Seller the purchase price for the Offered Shares in cash, by wire transfer of immediately available funds to an account designated by the Proposed ROFR Seller, such account to be designated by the Proposed ROFR Seller no later than five (5) Business Days prior to the ROFR Closing.

(d)    Expiration Notice. Within ten (10) days following the expiration of the ROFR Holders’ First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Proposed ROFR Seller and the ROFR Holders specifying either (i) that all of the Offered Shares were subscribed by the ROFR Holders exercising their rights of first refusal, or (ii) that the ROFR Holders have not subscribed for any or all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares (the “Remaining Shares”) for the purpose of the co-sale right of the Investors described in the Section 8.3 below.

(e)    Exclusions. Notwithstanding Section 8.2(a), none of the following transactions shall be subject to the right of first refusal described in this Section 8.2: (i) any transfer of Shares by a Founder or an Investor to any Affiliate of such Founder or such Investor; (ii) any sale in reliance on Rule 144A under the Securities Act; (iii) any sale of shares of the Company pursuant to Rule 144 under the Securities Act; (iv) any sale of shares of the Company to the public pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act; and (v) other on-market sales; provided that in each of (ii) and (iv) above, any such sale shall be (x) to five (5) or more purchasers, none of which shall be Affiliates of any other such purchaser and (y) no more than five percent (5%) of the total number of issued and outstanding Shares on a fully diluted basis shall be transferred by any seller in any such sale or series of such sales to any purchaser in aggregate with its Affiliates.

(f)    Subordination. The Investors’ right of first refusal under this Section 8.2 shall be subordinated to only the Company’s right of first refusal.

8.3    Co-Sale Right. In the event that any Founder of any Founder Holding Company proposes to sell any or all of the number of Shares (the “Founders’ Offered Shares”), then the Remaining Shares shall be subject to co-sale rights under this Section 8.3 and each ROFR Holder who has not exercised any of its right of first refusal with respect to the Founders’ Offered Shares (the “Co-Sale Right Holder”) shall have the right, exercisable upon written notice to the Proposed ROFR Seller, the Company and each other Co-Sale Right Holder (the “Co-Sale Notice”) within ten (10) Business Days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Remaining Shares on the same terms and conditions as set forth in the ROFR Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Right Holder. To the extent one or more of the Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Proposed ROFR Seller may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)    Co-Sale Pro Rata Portion. Each Co-Sale Right Holder may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Remaining Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Right Holders who elect to exercise their co-sale rights (if any Co-Sale Right Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) (“Co-Sale Pro Rata Portion”).

(b)    Transferred Shares. Each participating Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Proposed ROFR Seller for transfer to the Proposed ROFR Purchaser an executed instrument of transfer and one or more certificates which represent:

(i)    the number of Ordinary Shares (on an as-converted basis) which such Co-Sale Right Holder elects to sell;

(ii)    that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; provided in such case that, if the Proposed ROFR Purchaser objects to the allotment of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and allot Ordinary Shares as provided in Subsection 8.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)    a combination of the above.

(c)    Payment. The share certificate or certificates, together with an instrument of transfer duly executed by the participating Co-Sale Right Holder, that the participating Co-Sale Right Holder delivers to the Proposed ROFR Seller pursuant to Section 8.3(b) shall be transferred to the Proposed ROFR Purchaser in consummation of the sale of the Founders’ Offered Shares pursuant to the terms and conditions specified in the ROFR Notice, and the Proposed ROFR Seller shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any Proposed ROFR Purchaser prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Right Holder exercising its co-sale right hereunder, the Proposed ROFR Seller shall not sell to such Proposed ROFR Purchaser any ROFR Shares unless and until, simultaneously with such sale, the Proposed ROFR Seller shall purchase such shares or other securities from such Co-Sale Right Holder.

(d)    Right to Transfer. To the extent the ROFR Holders do not elect to purchase, or to participate in the sale of, any or all of the Founders ‘Offered Shares subject to the ROFR Notice, the Proposed ROFR Seller may, not later than ninety (90) Business Days following delivery to the Company and each of the ROFR Holders of the ROFR Notice, conclude a transfer of the Remaining Shares covered by the ROFR Notice and not elected to be purchased by the ROFR Holders, which in each case shall be on substantially the same terms and conditions as those described in the ROFR Notice. The Proposed ROFR Seller shall cause any Proposed ROFR Purchaser of such shares to comply with this Agreement and Memorandum and Articles, as maybe amended from time to time, to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the ROFR Notice, as well as any subsequent proposed transfer of any ROFR Shares by the Proposed ROFR Seller, shall again be subject to the right of first refusal of the ROFR Holders and the co-sale right of the Co-Sale Right Holders and shall require compliance by the Proposed ROFR Seller with the procedures described in Sections 8.2 and 8.3 of this Agreement.

8.4    Prohibited Transfers

(a)    Subject to Section 8.6, none of the Founder Holding Companies shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions, directly or indirectly any Ordinary Shares held by it to any Person on or prior to a Qualified IPO. Any attempt by the Founder Holding Companies to sell or transfer Ordinary Shares in violation of this Section 8.4 shall be void, and the Company hereby agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares.

(b)    The Founders and the Founder Holding Companies agree that the restrictions with regard to the transfer of the Founder Holding Companies’ shares in the Company as described under this Section 8.4 shall apply equally to transfer of the shares of the Founder Holding Companies, as if each of the provisions under this Section 8.4 has been repeated with regard to transfer of the shares of the Founder Holding Companies except that the reference to the shares in the Company has been revised to refer to the shares in the Founder Holding Companies, as applicable, so that the result of such restrictions on the indirect transfer of the shares in the Company by transferring the shares in the Founder Holding Companies is the same as if the Founder Holding Companies directly transfer the relevant shares in the Company.

8.5    Restrictions on Issuance by Group Company Prior to a Qualified IPO, the Founders shall not cause any Group Company (other than the Company) to, issue to any Person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

8.6    Founder Transfers. Notwithstanding anything to the contrary in this Agreement, the Founders or the Founder Holding Companies may sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions, directly or indirectly no more than five percent (5%) of the outstanding Shares accumulatively to any party so long as the Founder collectively beneficially own more than fifty percent (50%) of the outstanding Shares following such transfer.

8.7    Termination of Rights and Restrictions. The covenants set forth in this Article VIII shall terminate and be of no further force or effect (i) immediately before the consummation of the Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount (as defined in the Memorandum and Articles) and the remaining assets distribution as provided in the Memorandum and Articles., whichever event occurs first.

ARTICLE IX.

DRAG-ALONG OBLIGATION

9.1    Drag-Along Rights.

(a)    If, at any time prior to a Qualified IPO, any Investor (the “Drag-Along Seller”) secures an irrevocable offer to acquire all share capital or assets of the Company (a “Drag-Along Sale”) with a valuation of the Company of more than US$600,000,000 with any Person (such Person, a “Drag-Along Purchaser”) upon such terms and conditions as agreed to with the Drag-Along Seller, and such Drag-Along Sale is agreed by a majority vote of the other Investors and a majority vote of the Founders, each other Investor (an “Other Investor”) agrees, at the request of the Drag-Along Seller, to participate in such Drag-Along Sale as set forth in this Section 9.1.

(b)    If the Drag-Along Sale is structured as a sale of Shares, each Other Investor shall sell to the Drag-Along Purchaser all Shares then held by such Other Investor on the same terms and conditions as are applicable to the Drag-Along Seller, including the same per-share consideration with respect to a specific class of Shares, and shall execute the necessary transfer forms in favor of the Drag- Along Purchaser; provided that the proceeds from such sale of any Round C Investors shall not be less than the higher of (i) the Series A Liquidation Amount (as defined in the Memorandum and Articles) or (ii) the purchase price as stated in the offer of the Drag-Along Purchaser pro rata based on the number of Ordinary Shares held by such Round C Investors (on an as-converted basis); provided, further, that except with respect to any liability incurred by such Other Investor individually, such Other Investor shall not be liable to a Drag-Along Purchaser for an amount greater than the proceeds from such sale.

(c)    If the Drag-Along Sale is structured as a merger, amalgamation or scheme of arrangement of the Company or other transaction that requires the approval of the Investors, each Investor shall vote its respective Shares (or execute and deliver any written consents in lieu thereof) in favor of any Drag-Along Sale and all actions deemed reasonably necessary by the Drag-Along Seller in connection with the Drag-Along Sale, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale.

(d)    The Drag-Along Seller shall provide written notice of a proposed Drag- Along Sale to the Other Investors (a “Drag-Along Sale Notice”) not later than ten (10) days prior to such proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Purchaser, the per-Ordinary Share consideration for which a transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. Each Other Investor shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Shares. The price and form of consideration payable in such transfer shall be the Drag-Along Sale Price.

(e)    The Drag-Along Seller shall have a period of 180 days from the date of receipt of the Drag-Along Sale Notice to enter into a definitive agreement providing for the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, which Drag-Along Sale shall be promptly consummated, subject to fulfilling any closing conditions and obtaining any required regulatory approvals. If the Drag-Along Seller has not entered into a definitive agreement providing for the Drag-Along Sale within such 180-day period and the Drag-Along Seller proposes to effect a Drag-Along Sale after such 180-day period, the Drag-Along Seller shall again comply with the procedures set forth in this Section 9.1(e).

(f)    In connection with a Drag-Along Sale, each Other Investor shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the Drag-Along Sale, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Drag-Along Seller, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided that an Other Investor shall only be obligated to indemnify any other Person in connection with such Drag-Along Sale severally; provided, further, that no Other Investor shall be obligated to indemnify any other shareholder for any breach or misrepresentation by such other shareholder with respect to title in such other shareholder’s equity securities, (iv) be required to bear its proportionate share of the costs and expenses incurred by the Company and the Investors in connection with the proposed transaction (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions (including, if requested by the Drag-Along Seller, an investment banking firm selected by the Drag-Along Seller and engaged, on customary terms (including customary indemnification from the Company)), to the extent not paid by the Company, and (v) to the extent permitted by applicable Law, not exercise any dissenters’ or appraisal rights to which they may be entitled in connection with a Drag-Along Sale.

9.2    Termination of Drag-Along Rights. The covenants set forth in Section 9.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount (as defined in the Memorandum and Articles) and the remaining assets distribution as provided in the Memorandum and Articles., whichever event occurs first.

ARTICLE X.

GOVERNANCE AND ADDITIONAL COVENANTS

10.1    Board of Directors.

(a)    As of the Execution Date, the Board of Directors shall consist of the following members:

(i)	the Chief Executive Officer of the Company;

(ii)	the Chief Operating Officer of the Company;

(iii)	one (1) director appointed by the Chief Executive Officer of the Company;

(iv)	one (1) Round A Director;

(v)	one (1) Round B Director; and

(vi)	one (1) Preferred Share Director

(b)    Each of the Founders and the Affiliate Investors shall take all actions available to it in its capacity as a shareholder of the Company, to take or cause to be taken all actions available to each that are necessary to maintain the composition of the Board of Directors as set forth in Section 10.1(a).

(c)    Only the Party who had the power to designate a director pursuant to Section 10.1(a) shall have the power to remove such director. Each of the Parties hereto agrees to take such action as is necessary to call a special meeting of the shareholders of the Company (or effect a written consent in lieu thereof) for the purpose of effecting any such removal, and at such meeting each such Party shall vote to accomplish said result. In the event that any director is removed or shall have resigned or become unable to serve, the Party who had the power to designate such director pursuant to Section 10.1(a) shall have the power to designate a person reasonably qualified to serve on the Board of Directors to fill such vacancy, whereupon each of the Parties hereto, or their successors and assigns, agree to take such action as is necessary to promptly elect such person to fill such vacancy (including, if necessary, calling a special meeting of the shareholders of the Company (or effect a written consent in lieu thereof) and voting all shares owned by the Parties hereto to accomplish such result). Except as provided above, no Party shall vote in favor of, or otherwise take any actions in respect of, the removal of any director who shall have been designated or nominated pursuant to Section 10.1(a).

(d)    The Board of Directors shall have a Chairman, and each of the Founders and the Affiliate Investors shall cause its designee directors(s) to support resolutions and actions by written consent of the Board of Directors that maintain or appoint to the position of Chairman of the Board of Directors the Chief Executive Officer of the Company.

(e)    On all actions to be taken and matters to be decided by the Board of Directors, each director shall be entitled to cast one (1) vote, and subject to Section 10.3, the affirmative vote of the directors having a majority of the total voting power represented at a meeting at which a quorum is present shall constitute an act of the Board of Directors. In the case of an equality of votes, the Chairman, if any, or in the absence of the Chairman, a director designated by the Board of Directors to preside at a meeting of the Board of Directors, shall have a second or casting vote in addition to any other vote such person may have.

10.2    Matters Requiring Requisite Approval. Each of the Company and the Founders hereby covenants and agrees with each of the Investors that no Group Companies shall take and Founders shall cause each Group Company not to take any of the following actions or effect or agree or commit to do any of the following, in each case directly or indirectly, whether by merger, consolidation, amalgamation or otherwise without Requisite Approval:

(a)    any change in any of the rights, preferences, privileges or priority of the holders of the Series A Preferred Shares;

(b)    authorization, creation or issuance of any class or series of Shares having any right, preference or priority superior to or on a parity with the Series A Preferred Shares;

(c)    repurchase or redemption of Shares (other than pursuant to the Company’s Employee Share Option Plan);

(d)    amendment of any Group Company’s memorandum and articles of association;

(e)    merger or consolidation of any Group Company;

(f)    liquidation or dissolution of any of the Group Companies, as well as any Deemed Liquidation Event; and

(g)    the sale, pledge or other disposition of all or substantially all of the Group Companies’ assets or the purchase of all or substantially all of the assets of another entity.

10.3    Matters Requiring Approval of the Board of Directors.

(a)    Each of the Company and the Founders hereby covenants and agrees with each of the Investors that no Group Company shall take and Founders shall cause each Group Company not to take any of the following actions or effect or agree or commit to do any of the following, in each case directly or indirectly, whether by merger, consolidation, amalgamation or otherwise without approval of a majority of the Board of Directors, including the affirmative vote of at least two (2) Investor Directors:

(i)	the declaration or payment of a dividend on any shares/equity of the Group Companies;

(ii)	the adoption or amendment of any employee share award plan, including the amendment of the Employee Share Option Plan;

(iii)

any material transaction between any Group Company and any of its shareholders, directors, officers, employees or other insiders and any of their family members or affiliates other than on an arm’s-length basis and upon full disclosure to shareholders including the Investors;

(iv)	the appointment or removal of the Chief Executive Officer of the Company;

(v)	any incurrence of debt by any Group Company other than trade debts not exceeding US$10,000,000 in aggregate;

(vi)	adoption of the annual Budget;

(vii)	appoint or change the auditors of the Company;

(viii)	the license or transfer of any patents, copyrights, trademarks or other intellectual property rights outside the normal business operations;

(ix)	the termination or substantial change of the Company’s main business, or the involvement in any new business that is significantly different from the current main business;

(x)	the settlement of any material legal action with a value in access of RMB10,000,000;

(xi)	any initial public offering plan other than a Qualified IPO;

(xii)	any increase or decrease to the capital of any of the Group Companies;

(xiii)	any pledge on material assets of any of the Group Companies;

(xiv)

any change to the number of directors on the Board of Directors, any change to the rules governing election to the Board of Directors and any change to the term of service of members of the Board of Directors;

(xv)	any change to the name of the Company;

(xvi)	any change to the Control Agreements (as defined in the Series A Share Purchase Agreement) and entering into any new control agreement by any Group Company;

(xvii)	any change to the voting rights of any shares of the Company;

(xviii)	the establishment or cessation of any material business lines carried on by the Company; and

(xix)

any issuance to any Person any equity securities of the Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Company, except for any issuance pursuant to (x) the Series A Share Purchase Agreement or Round A and B Share Subscription Agreement, (y) the Company’s Employee Share Option Plan, or (z) the initial public offering.

(b)    Each of the Investors and Founder Holding Companies hereby covenants and agrees that it shall not undertake any pledge over its Shares without approval of a two-thirds majority of the Board of Directors.

10.4    Insurance. The Company shall obtain, upon the completion of a Qualified IPO, from financially sound and reputable insurers, directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors (including the affirmative votes by at least two (2) Investor Directors) determines that such insurance should be discontinued.

10.5    Termination of Covenants. The rights and covenants set forth in this Article X (but with respect to Section 10.4) shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount (as defined in the Memorandum and Articles) and the remaining assets distribution as provided in the Memorandum and Articles., whichever event occurs first.

ARTICLE XI.

CONFIDENTIALITY

11.1    Confidentiality.

(a)     Subject to Section 11.1(b):

(i)

each of the Parties shall treat as strictly confidential and not disclose or use any documents, materials and other information, in whatever form, whether technical or commercial, received or obtained by it prior to entering into this Agreement or as a result of entering into this Agreement, in each case which relates to:

(A)	the provisions of this Agreement and any agreement entered into in relation to this Agreement; or

(B)	the negotiations relating to this Agreement (and any other agreements entered into in relation to this Agreement);

(ii)

each Party shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of any other Party or any member of their group;

(iii)	each Party shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Company.

(b)    Section 11.1(a) shall not prohibit disclosure or use of any information if and to the extent:

(i)	the disclosure or use is required by law, any regulatory body or any recognized stock exchange on which the shares of any Party are listed;

(ii)	the disclosure or use is required to vest the full benefit of this Agreement in any Party;

(iii)

the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Taxing Authority in connection with the Tax affairs of the disclosing Party;

(iv)

the disclosure is made to professional advisers or actual or potential financiers of any Party on a need-to-know basis and on terms that these professional advisers or actual or potential financiers undertake to comply with the provisions of Section 11.1(a) in respect of such information as if they were a party to this Agreement;

(v)	the information is or becomes publicly available (other than by breach of this Agreement);

(vi)

the disclosure is made on a confidential basis to potential purchasers of all or part of any Party or to their professional advisers or financiers; provided that any of these persons need to know the information for the purposes of considering, evaluating, advising on or furthering the potential purchase;

(vii)

the other Party has given prior written approval, such approval not to be unreasonably withheld or delayed, to the disclosure or use (including, without limitation, disclosure or use for the purposes of publicizing the transactions the subject of this Agreement or any other document drafted in connection with a Qualified IPO); or

(viii)	the information is independently developed after the closing of the Qualified IPO;

provided that, prior to disclosure or use of any information pursuant to Section 11.1(b)(i), (ii) or (iii), the Party concerned shall promptly notify the other Parties of these requirements with a view to providing the other Parties with the opportunity to contest such disclosure or use or otherwise to agree on the timing and content of such disclosure or use.

(c)    A recipient of confidential information may disclose such confidential information to its shareholders, employees, directors, representatives and agents only to the extent reasonably necessary for the achievement of the objectives of this Agreement and the other documents drafted in connection with a Qualified IPO. A recipient of information shall ensure that its relevant shareholders, employees, directors, representatives and agents are aware of and comply with the confidentiality obligations set out in this Article XI.

11.2    Damages Not an Adequate Remedy. Without prejudice to any other rights or remedies which a Party may have, the Parties acknowledge and agree that damages would not be an adequate remedy for any breach of this Article XI and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of this provision and no proof of special damages shall be necessary for the enforcement of the rights under this Article XI.

11.3    Survival.

(a)    The disclosing Party shall remain responsible for any breach of this Article XI by the person to whom that confidential information is disclosed.

(b)    The provisions of this Article XI shall survive the termination of this Agreement for whatever cause.

ARTICLE XII.

NON-COMPETITION; NON-SOLICITATION

12.1    Non-Competition.

(a)	Until the third (3rd) anniversary of the Execution Date,

(i)

no Founder or Founder Holding Company shall, directly or indirectly, conduct, manage, invest in, control or own any Competitor, unless such Founder or Founder Holding Company has first obtained the consent of a majority of the Investor Directors; and

(ii)	each Founder and Founder Holding Company shall cause each of the directors and members of the senior management of the Company to comply with the obligations of Section 12.1(a)(i);

(b)    provided that the provisions of this Section 12.1 shall not prohibit the acquisition of any Founder Holding Company by any Competitor as long as no employee of the Founder Holding Company becomes actively engaged in the management or operation of such Competitor; provided, further, that the foregoing shall not limit the ability of the Founders, Founder Holding Companies and their respective Affiliates to engage in activities expressly contemplated by this Agreement.

(c)    If a judicial or arbitral determination is made that any of the provisions of this Section 12.1 constitutes an unreasonable or otherwise unenforceable restriction against any Founder, the provisions of this Section 12.1 shall be rendered void only to the extent that such judicial or arbitral determination finds the provisions to be unreasonable or otherwise unenforceable. In that regard, the Parties hereby agree that any judicial or arbitral authority construing this Agreement shall be empowered to sever any prohibited business activity, time period or geographical area from the coverage of this Section 12.1 and to apply the provisions of this Section 12.1 to the remaining business activities, time periods or geographical areas not severed by such judicial or arbitral authority. The time period during which the prohibitions set forth in this Section 12.1 shall apply shall be tolled and suspended for a period equal to the aggregate quantity of time during which any Founder violates such prohibitions in any respect.

12.2    Non-Solicitation. Until the second (2nd) anniversary of the Execution Date, no entity or business directly or indirectly controlled by any Founder shall, directly or indirectly, (i) solicit for employment or any similar arrangement any Founder or (ii) hire any Founder; provided, however, that this Section 12.2 shall not apply to Founders whose employment has been terminated by the Company and its Affiliates and clause (i) hereof shall not prohibit general solicitations for employment through advertisements or other means not targeted specifically to Founders.

ARTICLE XIII.

MISCELLANEOUS AND GENERAL

13.1    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except as otherwise specifically provided in this Section 13.1.

13.2    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

13.3    Governing Law and Venue; Specific Performance.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b)    Subject to Section 13.3(c), any disputes, actions and proceedings against any Party or arising out of or in any way relating to this Agreement shall be submitted to the HKIAC and resolved in accordance with the Arbitration Rules in force at the relevant time, except as such rules are modified or displaced by any of the provisions of this Agreement. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree to the joint nomination of an Arbitrator or the third Arbitrator, as applicable, within the time limits specified by the Arbitration Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)    Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 13.3, any Party may, to the extent permitted under the Laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Agreement is governed by the Laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, this Section 13.3(c) is only applicable to the seeking of interim injunctions and does not restrict the application of Section 13.3(b) in any way.

(d)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction, this being in addition to any other remedy to which such Party is entitled at law or in equity.

13.4    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to any other Party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, e-mail or overnight courier:

If to the Investors, to the address listed in Exhibit A for each Investor.

If to the Company:

ECMOHO Limited

2F/3F, Xuhuiyuan Building No. 1000,

Tianyaoqiao Road, Xuhui District,

Shanghai, People’s Republic of China.

Attention: Richard Wei

e-mail: richard@ecmoho.com

(with a copy to

Sullivan & Cromwell,

Level 32,

101 Collins Street,

Melbourne, Victoria 3000

Australia.

Attention: Robert Chu

fax: (+61-3) 9654-2422)

email: chur@sullcrom.com)

or to such other Person or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally, three (3) Business Days after deposit in the mail if sent by registered or certified mail, or upon confirmation of successful transmission if sent by facsimile or e-mail; provided that if given by facsimile or e-mail, such notice, request, instruction or other document shall be confirmed by the receiving party within one (1) Business Day of receipt by dispatch pursuant to one of the other methods described herein or on the next Business Day after deposit with an overnight courier.

13.5    Entire Agreement. This Agreement (including any annex hereto) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE INVESTORS NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER PARTY OR THE OTHER PARTY’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; PROVIDED, HOWEVER, THAT NONE OF THE FOREGOING SHALL OPERATE TO LIMIT THE LIABILITY OF ANY OTHER PERSON IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF FRAUD. NO PARTY SHALL BE BOUND BY, OR BE LIABLE FOR, ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENT OF INTENTION NOT CONTAINED HEREIN.

13.6    No Third-Party Beneficiaries. Each Party hereby agrees that its respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Persons other than the Parties any rights or remedies hereunder, including the right to rely upon the representations, warranties and indemnities set forth herein.

13.7    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

13.8    Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party, except that the Investor may assign any of its rights and obligations under this Agreement to any of its Affiliates (other than the Company or any of its Subsidiaries) to whom it has transferred Registrable Investor Shares without the prior written consent of the Company (each, an “Affiliate Transferee”); provided that such Affiliate shall as a condition of effectiveness of such assignment duly execute a joinder agreement substantially in the form of Exhibit B, whereupon such Affiliate shall have the benefits of, and shall be subject to the obligations under, this Agreement as if such Affiliate was originally included in the definition of Investor herein and had originally been a Party hereto.

13.9    Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

13.10    Termination. Except as otherwise provided in this Agreement, this Agreement will terminate in respect of all the Parties at the earliest to occur of: (a) each Party agrees in writing to terminate this Agreement; and (b) upon the closing of a Deemed Liquidation Event and completion of the payment of the Series A Liquidation Amount (as defined in the Memorandum and Articles) and the remaining assets distribution as provided in the Memorandum and Articles. Notwithstanding the foregoing, the termination of this Agreement shall not affect (x) the rights perfected or the obligations incurred by the Parties prior to such termination (including liability for breach of this Agreement) and (y) the rights and obligations of the Parties under Article VII and Section 6.1.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

ECMOHO Limited

By:	/s/ ZENG QINGCHUN (曾庆春)
Name: ZENG QINGCHUN (曾庆春)
Title:

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

ECMOHO (HONG KONG)
HEALTH TECHNOLOGY LIMITED

By:	/s/ ZENG QINGCHUN (曾庆春)
Name: ZENG QINGCHUN (曾庆春)
Title:

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SHANGHAI ECMOHO HEALTH
BIOTECHNOLOGY CO., LTD.

By:	/s/ WANG YING (王影)
Name: WANG YING (王影)
Title:

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BEHEALTH LIMITED

By:	/s/ WANG YING (王影)
Name: WANG YING (王影)
Title:

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

UHEALTH LIMITED

By:	/s/ ZENG QINGCHUN (曾庆春)
Name: ZENG QINGCHUN (曾庆春)
Title:

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

By:	/s/ WANG YING (王影)
Name: WANG YING (王影)
PRC ID Number: ***

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

By:	/s/ ZENG QINGCHUN (曾庆春)
Name: ZENG QINGCHUN (曾庆春)
PRC ID Number: ***

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Delta Capital Growth Fund II, L.P.

By:	/s/ Weigang Greg Ye
Name: Weigang Greg Ye
Title: Managing Director

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

李水蓮

By:	/s/ Shua-Lien Li

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Investor: CID GREATER CHINA FUND V, L.P.

By:	/s/ Steven C.Y. Chang
Name: Steven C.Y. Chang
Title: Director

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Investor:
STCH INVESTMENT INC.

By:	/s/ Steven C.Y. Chang
Name: Steven C.Y. Chang
Title: Director

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Investor:
SMART WARRIOR LIMITED

By:	/s/ NG Yum Fai
Name: NG Yum Fai
Title: Director

[Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Investors:

Canarywharf Capital Limited

By:	/s/ YIJUN TANG
Name: YIJUN TANG
Title: Director

[Signature Page to Investors Rights Agreement]

BEST WINNER LIMITED

/s/ Cheng Yan

Name (print):

Title: Director

[Signature Page to Investors Rights Agreement]

LAKE ZURICH PARTNERS

/s/ Yu Jun

Name (print): Yu Jun

Title: Director

[Signature Page to Investors Rights Agreement]

LIBERAL RICH LIMITED

/s/ Xingmei Cui

Name (print):

Title: Director

[Signature Page to Investors Rights Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

A-1

Investor	Address of Investor	Type of Share
Delta Capital Growth Fund II, L.P.	392 Jian Guo West Road, Shanghai, China	Series A Preferred Shares Class A Ordinary Shares

李水蓮	台灣省桃園市蘆竹區南祥路 133 號 19 樓，郵遞區號 33854	Series A Preferred Shares Class A Ordinary Shares

CID Greater China Fund V, L.P.	190 Elgin Avenue, George Town, Grand Cayman, KY1- 9005, Cayman Islands	Class A-1 Ordinary Shares Class A-2 Ordinary Shares

STCH Investment, Inc.	190 Elgin Avenue, George Town, Grand Cayman, KY1- 9005, Cayman Islands	Class A-1 Ordinary Shares Class A-2 Ordinary Shares

Smart Warrior Limited	Vistra Corporate Services Centre, Wickham’s Cay II, Tortola, VG 1110, British Virgin Islands	Class A-2 Ordinary Shares

Canarywharf Capital Limited	Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Class A-2 Ordinary Shares

Behealth Limited	2F/3F, Xuhuiyuan Building No. 1000, Tianyaoqiao Road, Xuhui District, Shanghai, People’s Republic of China	Class A Ordinary Shares Class B Ordinary Shares

Uhealth Limited	2F/3F, Xuhuiyuan Building No. 1000, Tianyaoqiao Road, Xuhui District, Shanghai, People’s Republic of China	Class B Ordinary Shares

Best Winner Limited	c/o Hermes Corporate Services Ltd., Fifth Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493, Grand Cayman KY1-1206, Cayman Islands	Class A Ordinary Shares

Liberal Rich Limited	Intershore Chambers, Road Town, Tortola, British Virgin Islands	Class A Ordinary Shares

Lake Zurich Partners	c/o Hermes Corporate Services Ltd., Fifth Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493, Grand Cayman KY1-1206, Cayman Islands	Class A Ordinary Shares

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EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER (this “Joinder”) to the Investors Rights Agreement (the “Agreement”), dated as of August 7, 2018, made by and between ECMOHO Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Company”), each of the investors listed on Exhibit A attached to that Agreement (each, an “Investor” and together the “Investors”) and certain other parties, is made and entered into as of [●], by and among [●] (the “Holder”), the Company and the Investors. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Holder desires to acquire certain Shares from [specified investor].

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.    Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, the Holder shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though the Holder was [specified investor] on the date thereof and shall be deemed to be [specified investor] for all purposes thereof.

2.    Representations and Warranties of the Holder. By executing and delivering this Joinder, the Holder represents and warrants that the Holder is an Affiliate of [specified investor].

3.    Counterparts. This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.    Notices. For purposes of Section 13.4 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Attention]

[Facsimile Number]

5.    Governing Law. THIS JOINDER SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

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6.    Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*****

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first written above.

[Holder]

By:
Name:
Title:

Acknowledged and agreed by:

ECMOHO Limited

By:
Name:
Title:

[Investors]

By:
Name:
Title:

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